Exhibit 10.4

EXTENSION AGREEMENT

EXTENSION AGREEMENT dated as of November 12, 2009 by and between Ingalls & Snyder LLC (the “Holder”) and Advance Nanotech, Inc. (the “Company”).

RECITALS

WHEREAS the Holder is the holder of Senior Secured Note(s) dated September 18, 2009 (as heretofore amended, the “Note”) in the principal amount of $1,000,000 and with a maturity date of October 15, 2009;

WHEREAS the Company desires to have the maturity date of the Note extended to December 31, 2009 and the Holder is willing to extend the maturity date and waive any defaults arising from the Company’s failure to pay the Note on October 15, 2009.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements, terms and conditions contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.           The “Maturity Date,” as such term is used in the Note, is hereby amended so that it will be deemed to mean December 31, 2009 wherever it appears in the Note.

2.           The Holder hereby waives any events of default arising from the failure of the Company to pay principal and accrued interest on the Note on or after October 15, 2009.

3.           Except as expressly set forth herein, the Note shall remain in full force and effect, without modification, alteration or amendment.

IN WITNESS WHEREOF, the Holder and the Company have executed and delivered this Extension Agreement as of the date first above written.

Date: November 12, 2009	Ingalls & Snyder LLC

	By:	/s/ Thomas O. Boucher
Thomas O. Boucher
Manager

ADVANCE NANOTECH, INC.

	By:	/s/ Bret Bader
Bret Bader
Chief Executive Officer